                                                                      EXHIBIT 21

                     SUBSIDIARIES OF THE FINOVA GROUP INC.
                               (February 1, 1995)


FINOVA CAPITAL CORPORATION (Delaware)
         Ambre Realty, Inc. (New York)
         BATCL - 1991 - III, Inc. (Delaware)
         Cactus Resort Properties, Inc. (Delaware)
         Commonwealth Avenue Warehouse, Inc. (Florida)
         Desert Communications I, Inc. (Delaware)
                 Desert Communications II, Inc. (Delaware)
                 Desert Communications III, Inc. (Delaware)
                 Desert Communications V, Inc. (Delaware)
                 Desert Communications VI, Inc. (Delaware)
         Desert Hospitality II, Inc. (Florida)
         FINOVA Government Finance, Inc. (Delaware)
         FINOVA Portfolio Services, Inc. (Arizona)
         Greycas, Inc. (Arizona)
                 New Jersey Realty Corporation II (California)
                 New York Realty Corporation II (California)
         Greyfin (Nassau) Limited (Bahamas)
                 Greyfin Corporation (Liberia)
                 Greyhound Shipping Corporation (Liberia)
         Greyhound Financial Services Limited (United Kingdom)
                 Greyfin Services Limited (United Kingdom)
                 Hookgold Limited (United Kingdom)
                 Greyhound Guaranty PLC (United Kingdom)
                        Greyhound Credit Limited (United Kingdom)
                        Greyhound Finance International Limited (United Kingdom) Greyhound Nominees Limited (United Kingdom)
                        Secured Advances Limited (United Kingdom) (Inactive)
                 Townmead Garages Limited (United Kingdom)
         Greyhound Real Estate Finance Company (Arizona) (Inactive)
         Greyhound Real Estate Investment BRB Inc. (Arizona)
         Greyhound Real Estate Investment Eight Inc. (Delaware)
         Greyhound Real Estate Investment Eleven Inc. (Delaware)
         Greyhound Real Estate Investment Nine Inc. (Delaware)
         Greyhound Real Estate Investment One Inc. (Arizona)
         Greyhound Real Estate Investment S Inc. (Arizona)
         Greyhound Real Estate Investment Seven Inc. (Delaware)
         Greyhound Real Estate Investment Two Inc. (Arizona)
         Interim Funding Corporation (Arizona)
         Medbarge, Inc. (Delaware)
         Pine Top Insurance Company Limited (United Kingdom)
         TriContinental Leasing Corporation (Delaware)
         TriContinental Leasing of Puerto Rico, Inc. (Delaware)
         Wisconsin Hotel Operating Corporation (Wisconsin)



OTHERS:
BATCL - 1992 - II, Inc. (Delaware)
GFC Business Credit Corp. (Delaware)